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                                                                Exhibit 23.2


              Consent of Independent Certified Public Accountants


The Board of Directors
Massteck, Ltd.


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the final prospectus incorporated by reference herein.

                                        KPMG Peat Marwick LLP

Boston, Massachusetts
October 29, 1996